                                                                   Exhibit 10.16

                          SHARE SUBSCRIPTION AGREEMENT

          THIS AGREEMENT made as of the 29/th/ day of September, 2000;

B E T W E E N:

                  CISCO SYSTEMS, INC. (hereinafter referred to herein as "Purchaser")

                                    - and -

            IMAGICTV INC. (hereinafter referred to as the "Issuer")



          WHEREAS the Issuer is authorized to issue an unlimited number of Class A Voting Shares in the capital of the Issuer;

          AND WHEREAS the Purchaser desires to subscribe for and purchase from Treasury Class A Voting Shares of the Issuer upon and subject to the terms and conditions hereinafter set forth;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

                         ARTICLE ONE - INTERPRETATION

1.1       Definitions
          -----------

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a) "Agreement" means this agreement and all amendments made hereto by written agreement between the Issuer and the Purchaser.

(a) "Balance Sheet" means the balance sheet of the Issuer as at the Balance Sheet Date.

(c)       "Balance Sheet Date" means  February 29, 2000.

(d) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Province of New Brunswick.

(e) "Common Shares" means the Class A Voting shares, Class B Non-Voting shares and Class C Non-Voting shares in the capital of the Issuer.

(f)       "Financial Statements" has the meaning set out in Section 3.1(h).

(g) "Intellectual Property" means all intellectual property of the Issuer existing as of the Time of Closing and used or currently being developed for use by the Issuer and all rights of the Issuer therein, worldwide, whether registered or unregistered, including without limitation:

          (i) Copyrights - all copyrights used by or currently being developed for use by the Issuer, including without limitation, all copyrights in and to the computer software programs listed in Schedule I, including the Software and all applications and registrations of such copyrights;

         (ii) Trade-marks - all trade-marks, trade-names, service marks, brand names, logos or the like applied or used by or currently being developed for use by the Issuer, whether used or applied in association with wares or services, including without limitation, those trade-marks listed in Schedule I and all applications, registrations, renewals, modifications and extensions of such trade-marks;

         (iii) Patents - all patents, patent applications and other patent rights, if any, including divisional and continuation patents of the Issuer;

         (iv) Technology - all technology created, developed or acquired by the Issuer whether or not patented or patentable and whether or not fixed in any medium whatsoever, including without limitation, all inventions, know how, techniques, processes, procedures, methods, trade secrets, research and technical data, records, formulae, designs, sketches, patterns, specifications, blue prints, flow charts or sheets, equipment and parts lists and descriptions, samples, reports, studies, findings, algorithms, instructions, guides, manuals, and plans for new or revised products and/or services; and

         (v) Licenses - all licenses, sub-licenses and franchises used or exploited by the Issuer in which the Issuer is a licensee or a licensor of intellectual property of a nature described in paragraphs (i) - (iv) above.

         (a) "Operating Agreement" means the Operating Agreement dated December 17, 1999 made among the Issues and all of its voting shareholders.

(i)       "Purchased Common Shares" has the meaning given to such term in
Section 2.1 hereof.

(j) "Software" means the computer programs known by the names as set out in Schedule I, including all versions thereof, and all related documentation, manuals, source code and object code, program files, data files, computer related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, and all other material related to the said computer programs, all as they exist at the Time of Closing.

(k) "Subsidiary" has the meaning given to such term in the Canada Business Corporations Act.

(l)       "Time of Closing" means 10:00 a.m. on September 29, 2000.

(m) "USA" means the unanimous shareholders' agreement dated December 17, 1999 among the Issuer and all of its shareholders.


1.2       Headings
          --------

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3       Extended Meanings
          -----------------

In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4       Accounting Principles
          ---------------------

Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.5       Currency
          --------

All references to currency herein are to lawful money of the United States of America, unless otherwise indicated.

1.6       Schedules
          ---------

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

         Schedule A -      Exceptions to Representations and Warranties
         Schedule B -      Rights, Privileges, Restrictions and Conditions
                           attached to the Common Shares;
         Schedule C -      Outstanding Shares and Options;
         Schedule D -      Intentionally Deleted;
         Schedule E -      Licenses and all other material agreements;
         Schedule F -      Intentionally Deleted;
         Schedule G -      Employee Indebtedness;
         Schedule H -      Third Party Programs;
         Schedule I -      Intellectual Property and Software;
         Schedule J -      Intentionally Deleted;
         Schedule K -      Intentionally Deleted;
         Schedule L  -     USA; and
         Schedule M -      Operating Agreement

                   ARTICLE TWO - SUBSCRIPTION AND ACCEPTANCE
                   -----------------------------------------

2.        Subscription and Acceptance

2.1 The Purchaser hereby irrevocably subscribes for 937,500 Class A Voting Shares in the capital of the Issuer (together, the "Purchased Common Shares") at the aggregate purchase price of $12,000,000. The Purchaser tenders herewith a certified cheque or a wire transfer the purchase price amount in full payment for its Purchased Common Shares.

2.2 The Issuer hereby accepts the subscription for the Purchased Common Shares by the Purchaser in Section 2.1 above and acknowledges having received payment in full of the purchase price for the Purchased Common Shares.

                ARTICLE THREE - REPRESENTATIONS AND WARRANTIES

3.1      Issuer's Representations and Warranties
         ---------------------------------------

The Issuer represents and warrants to the Purchaser, subject to those matters specifically excluded pursuant to Schedule A attached hereto, that as at the Time of Closing:

          (a) the Issuer is a corporation duly incorporated, organized and subsisting under the Canada Business Corporations Act, has the corporate power to own its assets and to carry on its business and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which it is subject and is a private company as that term is defined under applicable securities legislation;

         (b) the authorized capital of the Issuer consists of an unlimited number of Class A Voting Shares, of which 12,900,962 have been validly issued and are outstanding as fully paid and non-assessable, an unlimited number of Class B Non-Voting Shares, of which 1,500,000 have been issued and are outstanding as fully paid and non-assessable and an unlimited number of Class C Non-Voting Shares, of which 689,383 have been issued and are outstanding as fully paid and non-assessable, in each case, before giving effect to the sale of the Purchased Common Shares contemplated herein;

         (c) the rights, privileges, restrictions and conditions attached to the Common Shares of the Issuer are as set out in Schedule B attached hereto;

         (d) Schedule C hereto accurately sets out the names of all holders of issued shares in the capital of the Issuer and the number and class of any shares issued to each such holder;

         (e) the Issuer has good and sufficient power, authority and right to enter into and deliver this Agreement and to issue the Purchased Common Shares to the Purchaser free and clear of all liens, charges, encumbrances and any other rights of others;

         (f) there is no contract, option, warrants or any other right ( including pre-emptive rights or rights of first refusal) of another binding upon or which at any time in the future may become binding upon the Issuer to allot or issue any of the unissued shares of the Issuer or to create any additional class of shares other than pursuant to (i) the employee share option plan which has been duly approved and adopted by the Issuer, a copy of which has been delivered to the Purchaser, (ii) the obligations of the Issuer under the USA and the Operating Agreement, and (iii) those obligations listed in Schedule C;

         (g) the entering into and the delivery of this Agreement, and the completion of the transactions contemplated hereby by the Issuer will not result in the violation of:

               (i) any of the provisions of the constating documents or by-laws of the Issuer,

               (ii) any agreement or other instrument to which the Issuer is a party or by which the Issuer is bound, or

               (iii) any applicable law, rule or regulation;

         (h) the audited financial statements of the Issuer, consisting of the Balance Sheet and statements of loss, deficit and changes in financial position for the period ended on the Balance Sheet Date, together with the report of KPMG, chartered accountants, thereon and the notes thereto (hereinafter collectively referred to as the "Financial Statements"), a copy of which has been provided to the Purchaser:

               (i) are in accordance with the books and accounts of the Issuer as at the Balance Sheet Date,

               (ii) are true and correct and present fairly the financial position of the Issuer as at the Balance Sheet Date,

               (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, and

               (iv) present fairly all of the assets and liabilities of the Issuer as at the Balance Sheet Date including, without limiting the generality of the foregoing, all contingent liabilities of the Issuer as at the Balance Sheet Date;

         (i) to the best of its knowledge, information and belief, after due enquiry, the financial position of the Issuer is at least as good as the financial position of the Issuer as at the Balance Sheet Date;

         (j) since the Balance Sheet Date the business of the Issuer has been carried on in its usual and ordinary course and the Issuer has not entered into any transaction out of the usual and ordinary course of business;

         (k) to the best of its knowledge, information and belief, after due inquiry, since the Balance Sheet Date there has been no material adverse change in the affairs, business, prospects, operations or condition of the Issuer, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not affected the affairs, business, prospects, operations or condition of the Issuer, financial or otherwise;

         (l) the Issuer owns, with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, all assets shown or reflected on the consolidated Balance Sheet including, without limitation, the property listed on Schedule I, except only such of the assets of the Issuer as have been disposed of in the usual and ordinary course of business since the Balance Sheet Date, and of all assets acquired by the Issuer since the Balance Sheet Date;

         (m) to the best of its knowledge, information and belief, after due inquiry, all machinery and equipment owned or used by the Issuer has been properly maintained and is in good working order for the purposes of ongoing operation, subject to ordinary wear and tear for machinery and equipment of comparable age;

         (n) to the best of its knowledge, information and belief, after due inquiry, all of the inventories of the Issuer are of merchantable quality and reasonably fit for their usual purpose;

         (o) there are no outstanding orders, notices or similar requirements relating to the Issuer issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial, state or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

         (p) no dividends have been declared or paid on or in respect of the Common Shares and no other distribution on any of its securities or shares has been made by the Issuer;

         (q) the Issuer has no liability, obligation or commitment for the payment of income taxes, corporation taxes or any other taxes or duties of whatever nature or kind, or interest or penalties with respect thereto, except such as are disclosed in the Financial Statements or such taxes or duties not yet due as have arisen since the Balance Sheet Date in the usual and ordinary course of business and for which adequate provision in the accounts of the Issuer has been made, and the Issuer is not in arrears with respect to any required withholdings or installment payments of any tax or duty of any kind and has not filed any waiver for a taxation year of the Issuer under the Income Tax Act (Canada) or any other legislation imposing tax on the Issuer;

         (r) except as otherwise set out in the Balance Sheet, there are no outstanding liabilities against the Issuer except trade debts incurred in the usual and ordinary course of business;

         (s) the Issuer is not a party to any contract or commitment outside the usual and ordinary course of business nor a party to any contract or commitment extending for a period of time longer than three months or involving expenditures by the Issuer in the aggregate in excess of $100,000, except such contracts or commitments as are listed in Schedule E attached hereto;

         (t) the Issuer is not in default or breach of any contract or commitment to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and the Issuer is entitled to all benefits thereunder;

         (u) the Issuer is not a party to or bound by any guarantee, indemnification, surety or similar obligation except those listed in Schedule A attached hereto;

         (v) except as otherwise set out in Schedule A, the Issuer is not a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee;

         (w) the Issuer has no Subsidiaries, except for iMagicTV (US), Inc. and ImagicTV (UK) Limited (all of the issued and outstanding shares of which are legally and beneficially owned by the Issuer). iMagicTV (US), Inc. was incorporated on November 17, 1999 . ImagicTV (UK) Limited was incorporated on July 17, 2000 . There are no agreements, options or commitments to acquire any shares or securities of the Issuer or to acquire or lease any business operations, real property or assets;

         (x) there is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Issuer of its business or any of its assets other than in the usual and ordinary course of business;

         (y) the Issuer is not a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee except those listed in Schedule "E attached hereto;

         (z) all of the current and prior employees of the Issuer have signed an Agreement of Confidentiality and Assignment of Invention ; and all of the current and prior independent contractors of the Issuer have signed Individual Secrecy of Information and Non Disclosure Agreement;

         (aa) all benefit plans of the Issuer have been duly registered where required by, and are in good standing under, all applicable legislation including, without limiting the generality of the foregoing, the Income Tax Act (Canada) and the Pension Benefits Act (New Brunswick) or similar legislation in any other jurisdiction, and all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof of the plans and no past service funding liabilities exist thereunder;

         (bb)  the Issuer is not bound by or a party to:

               (i)   any collective bargaining agreement, or

               (ii) any benefit plan including, without limiting the generality of the foregoing, any pension plan maintained by or on behalf of the Issuer for any of its employees;

         (cc) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

               (i) holds bargaining rights with respect to the Issuer's employees by way of certification, interim certification, voluntary recognition, designation or successor rights,

               (ii) has applied to be certified as the bargaining agent of any of the Issuer's employees, or

               (iii) has applied to have the Issuer declared a related employer pursuant to the Industrial Relations Act (New Brunswick) or similar legislation in any other jurisdiction or taken substantially similar action in any other jurisdiction in which the Issuer conducts its business;

         (dd) except for remuneration paid to employees in the usual and ordinary course of business and made at current rates of remuneration, no payments have been made or authorized since the Balance Sheet Date by the Issuer to officers, directors or employees of the Issuer;

         (ee) no director, former director, officer, shareholder or employee of the Issuer or any person not dealing at arm's length within the meaning of the Income Tax Act (Canada) with any such person is indebted to the Issuer;

         (ff) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Issuer) pending or threatened against or adversely affecting, or which could adversely affect, the Issuer or any of its assets or before or by any federal, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any judgment or liability against the Issuer;

         (gg) the Issuer is conducting its business in compliance with all applicable laws, rules, regulations, notices, approvals and orders of Canada and any other jurisdiction in which the business of the Issuer is carried on, is not in breach of any such laws, rules, regulations, notices, approvals or orders and is duly licensed, registered or qualified, and duly possesses all permits and quotas, in each of the jurisdictions in which the Issuer carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications, permits and quotas are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have an adverse effect on the operation of its business or which may adversely change or terminate such licence, registration, qualification, permit or quota by virtue of the completion of the transactions contemplated hereby;

         (hh) all insurance policies maintained by the Issuer are in good standing;

         (ii) no consent, authorization or approval is required from any person, government, agency, office, bureau or authority in connection with the entry by the Issuer into this Agreement and completion of the transactions contemplated hereby;

         (jj) attached hereto as Schedule I is a list of all Intellectual Property; the Intellectual Property is in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto;

         (kk) no conduct of the Issuer and none of the Issuer's products infringes (i) upon the trademarks, trade names or copyright of any other person registered in Canada or the United States, (ii) to the best of its knowledge and belief, after due inquiry, upon any registered patent of any other person in Canada or the United States, or any unregistered trademarks, trade names, or copyrights of any other person in Canada or the United States, or
               (iii) to the best of its knowledge and belief, after due inquiry, upon any trade marks, trade names, patents, or copyrights of any other person in any part of the world, outside of Canada and the United States, where the Issuer conducts its business;

         (ll) the Intellectual Property is all of the intellectual property used in, or required for the proper carrying on of, the Issuer's business. The Issuer owns all the Intellectual Property, except that portion which is the Third Party Programs. The Issuer is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby, except that portion which is the Third Party Programs. There is no and has not been any unauthorized use, infringement or misappropriation of the Intellectual Property by any person, former employee or other third party to the best of the Issuer's information and belief after due inquiry;

         (mm) except for the third party software ("Third Party Programs") listed in Schedule H, the Software was written only by individuals (the "Developers") who were employed by the Issuer or contracted by the Issuer whereby such individuals were obligated to assign all their right, title and interest in and to any developed work to the Issuer, other than minor components of the Software which, in the aggregate, do not comprise more than 1% of the source code for the current version of the Software;

     (nn) all employees (including managers and officers) and independent contractors, and former employees and independent contractors, of the Issuer who either alone or in concert with others developed, invented, discovered, designed, modified or corrected any of the Intellectual Property or wrote any of the Software have irrevocably and unconditionally assigned their intellectual property rights in the Software to the Issuer pursuant to written agreements;

     (oo) all employees (including managers and officers) and independent contractors, and former employees and independent contractors, of the Issuer have waived in writing their moral rights in the Intellectual Property;

     (pp) the Software neither contains nor embodies nor uses nor requires for its full and proper operation any third party software, including development tools and utilities except that software and hardware identified by the Issuer as required for the operating platform of the Software to function in accordance with its product description, and the Software, together with the Third Party Programs, contains all materials necessary for the continued maintenance and development of the Software;

     (qq) copies of all the license and maintenance agreements for the Third Party Programs have been provided by the Issuer to the Purchaser, except in respect of Third Party Programs that are "shrink-wrap" or "web-wrap" software and that are purchased off-the-shelf by the Issuer;

     (rr) only object code versions of the Software have been provided to those licensee customers of the Software (including licensees for testing and evaluation purposes), and no person except for such licensees has been provided with a copy of the object code of the Software;

     (ss) except for the arrangements described in Schedule A, the source code for the Software has not been delivered or made available to any person and the Issuer has not agreed to or undertaken to or in any other way promised to provide such source code to any person. The source code is being developed in Saint John, New Brunswick and will be stored in the offices of the Issuer in Saint John, New Brunswick;

     (tt) Schedule E lists all licenses, maintenance or support agreements, development contracts and all other material agreements (other than RFP's and proposals which are referred to in such agreements) between the Issuer and any third party, whether at arm's length to the Issuer and its principals or otherwise, copies of each of which have been supplied to the Purchaser;

     (uu) to the best of its knowledge, information and belief, after due inquiry, there are no material problems or defects in the Software including bugs, logic errors and the failure of the Software to operate as described in the related documentation;

     (vv) there are no distributors, sales agents, representatives or any other persons, including VARs, OEMs or resellers, who have or had rights to market or license the Software or any of the Intellectual Property or who have been otherwise utilized by the Issuer to assist in selling the Issuer's products or services, except those persons identified in Schedule A; and

     (a) each shareholder of the Issuer and holder of rights or options to acquire shares of the Issuer, excluding the Purchaser, is a signatory to the USA and has been advised to obtain independent legal advice in connection with the entry by such shareholder or holder, as applicable, into the USA. A copy of the USA is attached as Schedule L.

     (a) each voting shareholder of the Issuer and holder of rights or options to acquire voting shares of the Issuer, excluding the Purchaser, is a signatory to the Operating Agreement and has been advised to obtain independent legal advice in connection with the entry by such shareholder or holder, as applicable, into the Operating Agreement. A copy of the Operating Agreement is attached as Schedule M.

     (a) no single capital expenditure in excess of $150,000 Canadian or capital expenditures in the aggregate in excess of $350,000 Canadian have been made or authorized by the Issuer since the Balance Sheet Date.

     (a) the Issuer has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Issuer with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Issuer or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Issuer is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Issuer.

     (b) The Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Operating Agreement and the USA, no shareholders of the Issuer have entered into any agreements with respect to the voting shares of the Issuer

3.2  Survival of Issuer's Representations, Warranties and Covenants
     --------------------------------------------------------------

     (a)   The representations and warranties of the Issuer set forth in Section
           3.1 shall survive this subscription for the Purchased Common Shares herein provided for and:

               (i) the representations and warranties of the Issuer set out in subsection 3.1(q) , unless such representations and warranties prove to be false as a result of any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Income Tax Act (Canada) or any other legislation imposing tax on the Issuer, continue in full force and effect for the benefit of the Purchaser until the expiration of the last of the limitation periods contained in the Income Tax Act (Canada) and any other legislation imposing tax on the Issuer subsequent to the expiration of which an assessment, reassessment or other form or recognized document assessing liability for tax, interest or penalties thereunder for the period ended on the Balance Sheet Date cannot be issued to the Issuer;

               (i) the representations and warranties of the Issuer set out in subsection 3.1(q) which prove to be false as a result of any misrepresentation made or fraud committed in filing a return or in supplying information for the purposes of the Income Tax Act (Canada) or any other legislation imposing tax on the Issuer shall continue in full force and effect for the benefit of the Purchaser and be unlimited as to duration; and

               (i) the remaining representations and warranties of the Issuer set forth in Section 3.1 shall continue in full force and effect for the benefit of the Purchaser for a period of five years from the date hereof except for the representation and warranty in section 3.1(b) which shall survive indefinitively.

     (a) The covenants of the Issuer set forth in this Agreement shall survive this subscription for the Purchased Common Shares herein provided for and, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

3.3  Purchaser's Representations and Warranties
     ------------------------------------------

The Purchaser represents and warrants to the Issuer that:

     (a) it is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of organization; and

     (a) it has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by it contemplated hereby.

     (b) Purchaser is purchasing the Purchased Common Shares as principal for its own account and not for the benefit of any other person and not with a view to any resale, distribution or other disposition of the Purchased Common Shares;

     (c) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of purchasing the Purchased Common Shares and is able to bear the economic loss of its entire investment;

     (d) Purchaser is an "accredited investor", as such term is defined in Rule 501(a) under the Securities Act. Purchaser, acting for its own account, owns at least $100 million in securities of issuers that are not affiliated with Purchaser (calculated in the manner described in Rule 144A of the Securities Acg of 1933, as amended) and has invested on a discretionary basis such amount in such securities during the current calendar year and in each of the three prior fiscal years.

     (e) Purchaser has had access to such financial and other information and has had the opportunity to ask questions of and receive answers from the Issuer as Purchaser deems necessary in connection with its decision to purchase the Purchased Common Shares;

     (f) Purchaser was offered the Purchased Common Shares in the United States, executed this Subscription Agreement in the United States and is not purchasing the Purchased Common Shares as the result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (g) Purchaser understands and acknowledges that the Purchased Common Shares will not be and have not been registered under the Act or the securities laws of any state of the United States and are being offered only in a transaction not involving any public offering within the meaning of the Act and in compliance with applicable local laws and regulations, and are therefore "restricted securities" within the meaning of Rule 144 under the Act, and that if in the future it shall decide to resell, pledge or otherwise transfer such Purchased Common Shares, the same may be resold, pledged or otherwise transferred only (A) to the Issuer or any of its subsidiaries, (B) to a subsidiary of the Purchaser, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Act and in compliance with applicable local laws and regulations, (D) in a transaction meeting the requirements of Rule 144 under the Act (and based upon an opinion of counsel and other information acceptable to the Issuer), (E) in accordance with another exemption (if available) from the registration requirements of the Act (and based upon an opinion of counsel and other information acceptable to the Issuer) or
           (F) pursuant to an effective registration statement under the Act, and, in each case, in compliance with all applicable state securities laws of the United States;

     (h) Purchaser understands and acknowledges that the Issuer is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission (the "Commission") or with any state securities administrator any registration statement in respect of resales of the Purchased Common Shares in the United States;

     (i) Purchaser understands and acknowledges that the Issuer has the right to instruct the transfer agent of the Purchased Common Shares not to record a transfer by it without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to registration under the Act and any applicable state securities laws;

     (j) Purchaser is not, and is not acquiring the Purchased Common Shares with the assets of, or for or on behalf of, any employee benefit plan (a "Plan") (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or other arrangement that is subject to ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any entity whose underlying assets include assets of a Plan pursuant to 29 C.F.R. Section 2510.3-101 or otherwise, except to the extent that the acquisition of the Purchased Common Shares:

                    (1) (i) is made with the assets of a bank collective investment fund and (ii) satisfies the applicable requirements and conditions of Prohibited Transaction Class Exemption 91-38 issued by the U.S. Department of Labor;

                    (2) (i) is made with assets of an insurance company pooled separate account and (ii) satisfies the applicable requirements and conditions of Prohibited Transaction Class Exemption 90-1 issued by the U.S. Department of Labor;

                    (3) (i) is made with assets managed by a qualified professional asset manager and (ii) satisfies the applicable requirements and conditions of Prohibited Transaction Class Exemption 84-14 issued by the U.S. Department of Labor;

                    (4) is made with the assets of a governmental plan as defined in Section 3(32) of ERISA which is not subject to the provisions of Section 401 of the Code;

                    (5) (i) is made with the assets of an insurance company general account and (ii) satisfies the applicable requirements and conditions of Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor; and/or

                    (6) (i) is made with the assets managed by an in-house asset manager and (ii) satisfies the applicable requirements and conditions of Prohibited Transaction Class Exemption 96-23 issued by the U.S. Department of Labor; and

(l) Purchaser understands that, until registered under the Act, the Purchased Common Shares will bear a legend to the following effect unless otherwise agreed between the Issuer and the holder thereof:

          "THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION.

3.4  Survival of Purchaser's Representations, Warranties and Covenants
     -----------------------------------------------------------------

     (a)   The representations and warranties of the Purchaser set forth in
           Section 3.3 shall survive the subscription for the Purchased Common Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Issuer for a period of five years from the date hereof.

     (a) The covenants of the Purchaser set forth in this Agreement shall survive the subscription for the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Issuer in accordance with the terms thereof.


                           ARTICLE FOUR - COVENANTS
                           ------------------------

4.1  Intentionally Deleted.
     ---------------------


4.2  Covenants of Purchaser
     ----------------------

     (a) At the Time of Closing, the Purchaser will deliver an agreement whereby the Purchaser agrees to be bound by the terms and conditions of the USA and the Operating Agreement, as required by provisions of the USA and the Operating Agreement.

     (a)   Intentionally Deleted



                            ARTICLE FIVE - GENERAL
                            ----------------------

5.1  Further Assurances
     ------------------

The Issuer and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, after the date hereof, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2  Benefit of the Agreement
     ------------------------

This Agreement shall enure to the benefit of and be binding upon the respective administrators, successors and permitted assigns of the parties hereto.

5.3  Entire Agreement
     ----------------

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

5.4  Governing Law
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the Province of New Brunswick and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first hereinabove written.

                                           IMAGICTV INC.


                                           Per: _______________________________
                                           Authorized Signatory c/s


                                           Per: _______________________________
                                           Authorized Signatory


                                           CISCO SYSTEMS, INC.


                                           Per: _______________________________
                                           Authorized Signatory c/s


                                           Per: _______________________________
                                           Authorized Signatory

                              Index of Schedules

Schedule A     Exceptions to representations and warranties

Schedule B     Schedule I to ImagicTV's amended articles of incorporation filed on June 30, 1998, relating to the rights, privileges, restrictions and conditions of the common shares

Schedule C     Shareholder and optionholder list

Schedule D     [Intentionally deleted]

Schedule E     List of licenses and other material agreements

Schedule F     [Intentionally deleted]

Schedule G     List of employee indebtedness

Schedule H     Third party software / programs

Schedule I     List of ImagicTV's intellectual property and software

Schedule J     [Intentionally deleted]

Schedule K     [Intentionally deleted]

Schedule L     Form of Unanimous Shareholders Agreement

Schedule M     Form of Operating Agreement

                                 ImagicTV Inc.
                       One Brunswick Square, 14th Floor
                       Saint John, New Brunswick E2L 3Y2
                                    Canada
                                October 4, 2000
                           as of September 29, 2000

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134


     Re:  Share Subscription Agreement

Ladies and Gentlemen:

     Reference is hereby made to the Share Subscription Agreement (the "Agreement"), made as of September 29, 2000, between ImagicTV, Inc. and Cisco Systems, Inc. All terms used herein shall have the meaning attributed to them in the Agreement.

     It is hereby agreed that the Agreement shall be amended as follows:

     1. Section 3.1 is amended to add the following representation and warranty by the Issuer as subsection (b) thereof:

          (b) The offer, sale and issuance to the Purchaser of the Purchased Common Shares is exempt from the registration requirement of
               Section 5 of the Securities Act of 1933, as amended.

     2.   Section 3.3(e) is amended to add the following sentence:

          In determining the amount of the securities owned by the Purchaser and in which the Purchaser has invested on a discretionary basis, securities have been valued at cost in accordance with Rule 144A.

     3.   Subpart (B) of Section 3.3(h) is amended to read:

          (B) a wholly owned subsidiary of the Purchaser in a transaction (i) in which the subsidiary takes subject to the same representations and warranties set forth in this Section 3.3 and (ii) which the Purchaser confirms in writing to the Issuer, within a reasonable time following the transfer, that such transfer is exempt from the registration requirements of the Act,

The parties hereto hereby acknowledge and confirm that the Agreement, as amended hereby, is, and shall continue to be, in full force and effect.

If the foregoing is acceptable to you, please indicate your acceptance in the space indicated below.

                                   Very truly yours,

                                        IMAGICTV INC.
                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

AGREED AND ACCEPTED:
CISCO SYSTEMS, INC.
By:__________________________________
Name:________________________________
Title:_______________________________

September 29, 2000

Cisco Systems, Inc.
c/o Messrs. Brobeck Phleger & Harrison
2 Embarcadero Place
2200 Gang Road
Palo Alto CA 94303

Re:  Board Observation Rights and Right of First Negotiation

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to the purchase 937,500 Class A Common Voting Shares of ImagicTV Inc. (the "Company") by Cisco Systems, Inc. ("Cisco"), Cisco will have the following contractual board observation rights and the rights of first negotiation:

     Board Observation Rights
     ------------------------

     Cisco and its affiliates shall have the right to appoint one representative to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity. Such representative shall initially be Eric Bannasch or a substitute designated by Cisco. The Company shall provide to Cisco copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if a majority of the members of the Board of Directors believes in good faith that access to such information or attendance at such meeting or portion thereof would result in disclosure of highly confidential proprietary information on matters in which there is a substantial likelihood that Cisco or its representative may have a conflict of interest with the Company, or is necessary for other similar reasons. Such representative may participate in discussions of matters brought to the Board of Directors. Cisco agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights hereunder. Any representative of Cisco shall enter into a confidentiality agreement with the Company on a form to be provided by the Company and reasonably acceptable to Cisco.

     Right of First Negotiation
     --------------------------

     In the event that the Board of Directors of the Company (i) receives from one of the persons or entities listed in Schedule A hereto (a "Potential Acquiror"), a bona fide offer to be acquired by means of (x) a merger, consolidation or other business combination pursuant to which the stockholders of the Company immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction, or (y) the sale of all or substantially all of the assets of the Company, or (ii) votes to initiate a sale to a Potential Acquiror of (xx) securities, where, as a result of the sale, such person or entity will have beneficial ownership of twenty-five percent (25%) or more of the total voting power of the Company, or (yy) all or substantially all of the Company's assets, prior to accepting such acquisition proposal or initiating such sale, the Company shall provide to Cisco written notice within 24 hours (the "Notice") of the proposed terms of such acquisition proposal or sale. The Notice shall include the specific terms (other than the identity of the party or information that may reveal the identity of the party) of the acquisition proposal or the initiation of a sale of the Company. Further, the Company shall provide a written summary of the material terms thereof, as well as access to (and copies of, if requested) all documents containing nonpublic information of the Company that are or have been supplied to the party making the acquisition proposal.

     Cisco shall have ten (10) business days (which time period may be extended by mutual written agreement) following its receipt of the Notice ("the Negotiation Period") in which to present an offer to acquire the Company (the "Offer"). In the event that the Company accepts Cisco's offer, such Offer shall be subject to the terms and conditions of Section 3.5 of the Operating Agreement dated as of December 17, 1999 between the Company and its voting shareholders. If the Company elects to pursue the Offer, then the Company will provide Cisco written acknowledgment of such election. The parties agree to negotiate in good faith for a period of ten (10) business days (which may be extended by mutual written agreement) after Cisco's receipt of the Company's written acknowledgment to pursue Cisco's Offer, to reach agreement on mutually agreeable terms.

          In the event that:

          (i) Cisco does not deliver an Offer to the Company within ten (10) business days (or other mutually agreed upon time period, as set forth above), after its receipt of the Notice;

          (ii)   the Company elects not to accept Cisco's Offer; or

          (iii) within the ten (10) business days (or other mutually agreed upon time period, as set forth above) following the Company's acknowledgment of its desire to pursue the Offer, Cisco and the Company do not mutually agree to the terms of an agreement for an acquisition of the Company, then, and only then, the right of first negotiation of Cisco shall expire with respect to such acquisition proposal or initiation of a sale and the Company shall be free thereafter to enter into a definitive agreement with a Potential Acquiror for an acquisition or sale of the Company.

     Cisco agrees, and any representative of Cisco will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights hereunder

The Right of First Negotiation described herein shall terminate and be of no further force or effect, with respect to any person or entity (i) other than with respect to a Potential Acquiror, upon the consummation of the Company's first firm commitment underwritten public offering of its common shares registered under the Securities Act of 1933, (ii) in the event that Cisco or an affiliate of Cisco shall own less than fifty percent (50%) of the Class A Voting Shares (as adjusted for any stock dividends, combinations, splits or recapitalizations) purchased by Cisco pursuant to the Subscription Agreement dated September 29, 2000 by and between the Company and Cisco or (iii) upon the date of the closing of the acquisition of all or substantially all of the assets of the Company or an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this provision shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company. The confidentiality provisions hereof will survive any such termination.

                                        Very truly yours,

                                        Imagictv INC.


                                        By:_______________________________

                                        Name:_____________________________

                                        Title:____________________________


AGREED AND ACCEPTED THIS 29th DAY OF SEPTEMBER, 2000

Cisco Systems, Inc.

By:_________________________

Name:_______________________

Title:______________________

                              Index of Schedules


Schedule A  List of Persons or Entities